UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

Avidia Bancorp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42775	33-4239888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Main Street
Hudson, Massachusetts		01749
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 5082265

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	AVBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 28, 2026, Avidia Bancorp, Inc. (the “Company”), the parent company of Avidia Bank, made available an investor presentation for an in-person investor conference to be held on June 2, 2026. The presentation materials include information regarding the Company’s operations and financial performance. A copy of the investor presentation is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein. In addition, the Company has posted this presentation in the "Events & Presentations" section of the Company's investor relations website at https://investors.avidiabank.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Presentation Materials of Avidia Bancorp, Inc.

104 Cover Page Interactive Data File (Embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDIA BANCORP, INC

Date:	May 28, 2026	By:	/s/ Jonathan Nelson
Jonathan Nelson Chief Financial Officer